Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (No. 333-237974) on Form S-3 of NewtekOne Inc. of our report dated March 17, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of NewtekOne Inc., appearing in this Annual Report on Form 10-K of NewtekOne Inc and Subsidiaries for the year ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts" in such Prospectus. /s/ RSM US LLP Hartford, Connecticut March 17, 2025